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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective as of the 16th day of August 1999, by and between Sky Alland Research, Inc., d/b/a Sky Alland, a Maryland corporation (the "Company"), and Raymond J. Zukowski (the "Employee").

                              W I T N E S S E T H:

The Company desires to employ the Employee and the Employee is willing to accept such employment with the Company on the terms and subject to the conditions and limitations contained in this Agreement. Accordingly, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

   1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

   2. DUTIES. The Employee shall perform, under the direction of the Chief Executive Officer, the duties of Chief Operating Officer for the Company. The Employee agrees to be so employed and shall devote his best efforts and substantially all of his business time to advance the interests of the Company, subject to reasonable vacations compatible with his position. The Employee shall perform his duties hereunder in compliance with all Company policies applicable thereto.

   3. EMPLOYMENT TERM. The term of the Employee's employment hereunder (the "Employment Term") shall commence as of the date hereof and, unless extended by the terms of this Paragraph 3 or otherwise modified by separate agreement signed by all parties hereto, or terminated as otherwise provided herein, shall terminate on August 16, 2000. The term of the Employee's employment shall be renewed and extended automatically for additional one-year periods thereafter (each, an "Extended Employment Term"), until terminated pursuant to Paragraph 6 hereof. Paragraphs 8, 9, and 10 shall continue in force in accordance with provisions therein and shall survive the expiration of the Employment Term and each Extended Employment Term.




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   4. COMPENSATION. During the Employment Term and each Extended Employment Term under this Agreement, the Employee shall be paid his entire compensation for services performed under this Agreement as follows:

         a. SALARY. The Employee shall receive a salary ("Salary") paid at a rate of $210,000.00 annually, which shall be reviewed at least annually by the Board of Directors and adjusted by the Board of Directors in its sole discretion. The Salary shall be paid in such increments as are established by the Company, but in no event less frequently than once per calendar month.

         b. SIGNING BONUS. The Employee shall receive a one-time signing bonus in the amount of $25,000. If the Employee terminates his employment with the Company prior to August 16, 2000, he agrees to reimburse the Company for the full amount of the signing bonus. The Employee authorizes the Company to withhold the appropriate amount of reimbursement from his final salary payments. If that withholding is insufficient to make full reimbursement, the Employee agrees to repay within 60 days of ceasing employment with the Company, any amount still due to the Company. The Employee further agrees to pay all reasonable costs, including reasonable legal fees, incurred by the Company as a result of any failure to repay the signing bonus.

         c. INCENTIVE COMPENSATION. With respect to the first year of employment, the Employee shall be entitled to a cash bonus of 25% of annual salary ($52,500 based on initial salary) if the following conditions are met: (1) the Company meets its budgets; and (2) the Employee meets specific individual performance objectives, set by the Chief Executive Officer and agreed to by the Employee, by the end of the Employee's first year of employment. The Employee's bonus for succeeding employment years will be established based upon mutual agreement between the Employee and the Chief Executive Officer of the Company.


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         d.     STOCK OPTIONS. The Employee shall receive, in accordance with the Company's Employee Stock Option Plan and subject to the approval of the Board, an initial grant to purchase 110,000 shares of the Company's stock at $8.00 per share. Twenty percent of the options will vest upon hire. The remaining options will vest on the Employee's employment anniversary date at the rate of 20% of the total grant per year for the next four years.

   5.    OTHER BENEFITS.
         a. In addition to the compensation set forth in Paragraph 4, the Company shall provide for the Employee, during the Employment Term and each Extended Employment Term, the following benefits:

               (i) payment of premiums for a medical insurance plan covering the Employee, including hospitalization, major medical, dental and prescriptions, and payment of the premiums for his dependents for inclusion in such medical insurance plan, in such amounts which the Company will pay on behalf of its other management officials, if at all;

              (ii) disability and life insurance, if any, upon the same terms and conditions which the Company will grant to other management officials, if at all;

             (iii) the same or similar leave or absence from work on account of personal illness as is the policy of the Company to grant to other management officials;

              (iv) such number of days of vacation per each calendar year as the Company grants to other management officials, or such greater number of days of vacation as may be determined in the discretion of the Chief Executive Officer. It is the intention of the parties that the Employee take all vacation allotted to him within the calendar year for which the vacation is awarded, consistent with his duties and the demands on his time made from the ongoing operation of the Company's business. Should the Employee not take all of the allotted days of vacation in a given calendar year which he is entitled to take, he will lose that vacation time and will not be entitled either to carry over the unused vacation to succeeding years or to receive payment in respect of such unused vacation; and



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      b. REIMBURSEMENT FOR REASONABLE BUSINESS EXPENSES. The Company shall reimburse the Employee for reasonable ordinary and necessary expenses incurred by him in connection with the performance of his duties pursuant to this Agreement.

      c. REIMBURSEMENT FOR RELOCATION EXPENSES. The Company shall pay the costs of the Employee's relocation to Maryland. The Company expects the Employee to make reasonable efforts to obtain the lowest possible cost relocation services. The Company's payment of such expenses is conditioned upon its approval of the relocation arrangements. The Company will pay directly the relocation expenses that are not considered compensation, as provided in the relevant tax law. For other costs, the reimbursement of which will be considered compensation, the Company will reimburse the Employee the amounts necessary to cover the expenses as well as the income tax due on such payments. If the Employee terminates his employment with the Company prior to August 16, 2000, he agrees to reimburse the Company for the full amount of all relocation expense payments the Company has made, including both direct payments to service providers and reimbursement payments to the Employee. The Employee authorizes the Company to withhold the appropriate amount of reimbursement from his final salary payments. If that withholding is insufficient to make full reimbursement, the Employee agrees to repay within 60 days of ceasing employment with the Company, any amount still due to the Company. The Employee further agrees to pay all reasonable costs, including reasonable legal fees, incurred by the Company as a result of any failure to repay the relocation cost payments.


6. TERMINATION OF EMPLOYMENT.

      a. TERMINATION UPON DEATH OR DISABILITY. The Employee's employment and this Agreement shall terminate immediately upon the Employee's death or upon the certification by a duly licensed physician that the Employee is mentally or physically incapable of performing his duties hereunder. He, or his estate or heirs, as the case may be, shall be entitled to receive his rights vested as of the date of such termination, prorated to that date, and, in the case of termination on account of disability, he, or his



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         estate or heirs, as the case may be, shall be entitled to receive disability benefits as provided under Paragraph 5a(ii), if any.

      b. TERMINATION FOR CAUSE. At any time during the Employment Term or any Extended Employment Term hereunder, the Company shall be entitled to terminate the Employee's employment for Cause. Such Termination for Cause shall be effective immediately following the delivery by the Company to the Employee of a written notice thereof specifying the Cause. For this purpose, "Cause" shall mean: (i) fraud or embezzlement by the Employee in the course of employment; (ii) conviction of a felony or of any crime involving moral turpitude; or (iii) willful misconduct or gross negligence in the performance of his duties hereunder. In the event of such termination, the Company shall pay the Employee his Salary through the date of such termination plus one week's severance for each month of employment not to exceed 24 weeks, and the Employee on account of such termination shall automatically be divested of any Incentive Compensation accruing or owed as of the date of such termination.

      c. TERMINATION WITHOUT CAUSE. Effective at any time from the date hereof during the Employment Term, or at any time during any Extended Employment Term, the Company may terminate the Employee's employment without Cause. In the event of Termination without Cause, the Employee shall be entitled to receive his Salary through the date of termination, plus one week's severance for each month, or partial month, of employment, not to exceed 24 weeks, and with a minimum of 12 weeks, and the Employee shall be entitled to any incentive compensation earned and accrued as of the date of such termination, pro rated through the effective date of such termination. During the period of severance, Company shall continue to provide all benefits to the Employee that the Employee had been entitled to prior to Termination (defined in section 5 of this agreement), and continue to pay for such benefits at the same rate as before. Specifically, this is to include medical and other such benefits as is typically provided to senior management. In addition to the severance compensation, Employee shall be entitled to receive compensation at his standard pay rate for any unused but accrued vacation days through the date of termination.



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      7. DISCOVERIES. The Employee will promptly disclose to the Company each improvement, discovery, development, idea, and invention, whether patentable or not, directly or indirectly relating to the business or products of the Company, made or conceived, in whole or in part, by the Employee while employed by the Company (whether or not during Company working hours) if such improvement, discovery, development, idea, or invention directly or indirectly then results from or was suggested by such employment, in whole or in part. Each such improvement, discovery, development, idea, and invention shall be the sole and exclusive property of, and is hereby assigned to, the Company.


      8. COMPETITION. For the period of one year following the last day of his employment, or for the entire period during which Employee receives salary or severance compensation under this Agreement, whichever period is longer, the Employee will not, without prior written consent of the Company, solicit or engage directly or indirectly in any business or activity, whether as an employee, officer, director, shareholder, partner, member, independent contractor, consultant, advisor, owner, or in any other capacity, including, but not limited to, any capacity calling for the making of any investment or rendition of personal services or acts of management, operation, or control, that is competitive with the Company Business within the geographic area in which any such Company Business is now being conducted by the Company. The parties agree that the Company Business is currently being conducted in the United States and Canada. For purposes of this Agreement, the term "Company Business" shall mean the business of providing integrated customer management services, including, but not limited to, outsourced telephone and Internet marketing and customer service, enhanced by computerized database management and analysis.

      9. CONFIDENTIALITY. The Employee agrees not to divulge, furnish or make accessible to any person or entity, and to keep strictly and absolutely confidential during the initial Employment Term, each Extended Employment Term, if any, and forever thereafter, any confidential or secret aspect of the business of the Company or any related company, including, but not limited to, the finances, trade secrets, customers, customer lists, suppliers, supplier lists, sales or distribution agents and representatives, sales or



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         distribution agent and representative lists, methods, arts or processes, and the business plans and marketing strategies of the Company. All records, files, drawings, documents, models, equipment, computer software and the like relating to the business of the Company which the Employee shall prepare or use or come into contact with shall remain the sole property of the Company.

     10. INJUNCTIVE RELIEF. The Employee acknowledges that his compliance with his agreements in Paragraphs 8 and 9 is necessary to protect the goodwill and other proprietary interests of the Company. The Employee acknowledges that a breach of his agreements in Paragraphs 8 or 9 will result in irreparable and continuing damage to the Company and the business of the Company for which there will be no adequate remedy at law, and agrees that, in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

     11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the Employee's employment by the Company and supersedes any prior agreements between them, whether oral or written.

     12. AMENDMENTS. Any amendment to this Agreement shall be made in writing and signed by both parties hereto.

     13. ENFORCEABILITY. If any provision of this Agreement shall be found by a court with proper jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified, narrowed, or restricted only to the limited extent and in the manner necessary to render the same valid and enforceable, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified, narrowed, or restricted.

     14. SUCCESSORS. This Agreement shall inure to the benefit of and shall be assignable to the



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         successors of the business of the Company. This Agreement is personal to the Employee and may not be assigned by him.

     15. WAIVERS. A waiver by one party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as a waiver of any other provision, or a waiver of a breach of any other provision, of this Agreement.

     16. NOTICES. Unless otherwise notified in writing to the contrary, any notice required or permitted by the terms hereof shall be effectively delivered for all purposes if delivered personally, upon delivery, or if mailed, upon deposit in the United States mail, registered or certified, postage prepaid, and if directed to the Company at its principal business office and in the case of the Employee, to his address appearing on the records of the Company, or to such other address as he may designate in writing to the Company.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto to be effective on the date first above written.

Sky Alland Research, Inc.
d/b/a Sky Alland


By:    /s/ Richard T. Hebert                            /s/ Raymond J. Zukowski

         -------------------------                     -------------------------
         Richard T. Hebert                             Raymond J. Zukowski
         Chief Executive Officer                        Employee




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